EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:    Jennifer Schmidt
Phone:        949.333.1721
Email:        jschmidt@steadfastcmg.com

STEADFAST APARTMENT REIT ACQUIRES TWO COMMUNITIES IN AUSTIN
Transactions Add 564 Units to Portfolio

IRVINE, Calif., Sept. 4, 2014 - Steadfast Apartment REIT announced today that it acquired two Austin-area apartment communities in separate transactions. Club at Summer Valley and Terrace Cove are the REIT’s third and fourth acquisitions, bringing the portfolio to 1,047 apartment homes with an aggregate purchase price of $87 million.
“The latest U.S. Census figures show that the suburbs around Austin are among the fastest-growing cities and counties in the nation, and we are exceedingly pleased to have acquired two well-performing, stabilized properties in this booming area,” said Ella Shaw Neyland, president of Steadfast Apartment REIT. “We believe that the properties’ excellent accessibility to Austin’s business district will continue to attract many residents to the area.”
Club at Summer Valley is a 260-unit apartment community constructed in 1983 on nine acres. The complex is currently 98% occupied, and is comprised of one- and two‐bedroom apartments, one‐bedroom townhomes and two‐bedroom cottages. Club at Summer Valley is unique in that it is the only property in the immediate area that offers cottage living. Apartment homes range from 563 to 1,229 square feet with average in-place rents of $836.

Additional site amenities include a fitness center, two sparkling swimming pools, a laundry facility and a dog park.
Two miles east of Club at Summer Valley is Terrace Cove, a 304-unit community featuring one- and two-bedroom floor plans averaging 712 square feet. Constructed in 1986, the 13-acre complex offers residents a diverse amenity package boasting a BBQ area, fitness center, pool, two hot tubs, laundry facilities and a central mailbox center. It is currently 98% occupied.
Steadfast Apartment REIT will initiate a moderate revitalization strategy at both communities, which will include appliance upgrades, new kitchen and bathroom cabinets, faucet and fixture replacement, fresh paint and new hardware throughout the apartment homes.
Both Club at Summer Valley and Terrace Cove are conveniently located near Interstate 35-the primary artery in Austin-offering easy access to the Central Business District. The area has experienced tremendous growth in recent years, and major employers include the University of Texas at Austin, IBM, Dell, St. David’s Healthcare, Whole Foods Market and Seton Healthcare Network.
About Steadfast Apartment REIT
Steadfast Apartment REIT intends to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Steadfast Apartment REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Apartment REIT annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.
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